UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 21, 2007

MIKROS SYSTEMS CORPORATION
 (Exact Name of Small Business Issuer as Specified in Its Charter)

Delaware State or Other Jurisdiction of Incorporation of Organization)	000-14801 (Commission File Number)	14-1598200 (IRS Employer Identification Number)

707 Alexander Road, Building 2, Suite 208, Princeton, NJ 08540
(Address of Principal Executive Offices) (Zip Code)

(609) 987-1513
Registrant’s telephone number, including area code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01           Other Events.

On December 10, 2007, Thomas J. Meaney, Chief Executive Officer of Mikros Systems Corporation (the “Company”, “we” or “us”), established a stock trading plan in accordance with the guidelines of Rule 10b5-1 of the Securities and Exchange Act of 1934 and our policy regarding stock transactions by insiders. The transactions under this plan will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission.  This trading plan is not meant to reflect a lack of confidence in us or our future by Mr. Meaney, but rather is designed for estate planning purposes and to allow Mr. Meaney to monetize a portion of his equity position in a systematic, nondiscretionary manner with the goal of minimal market impact and compliance with regulations adopted by the Securities and Exchange Commission.

Under Mr. Meaney’s 10b5-1 plan, which became effective on December 10, 2007, Mr. Meaney may sell shares of our common stock at prevailing market prices (but not below a predetermined target price of $0.50). The total number of shares subject to Mr. Meaney’s plan is 120,000. These sales are expected to take place periodically until November 30, 2008.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIKROS SYSTEMS CORPORATION

Date: December 21, 2007	By:	/s/ Thomas J. Meaney
Thomas J. Meaney
Chief Executive Officer